Exhibit 99.1

For Immediate Release For information, call Lisa Orman, KidStuff Public Relations (608) 767-1102

Small World Kids and The Bead Shop Announce

Merger Deal Suspended

Culver City, CA—(February 22, 2006) — Small World Kids, Inc. (OTCBB: SMWK), a leading designer, manufacturer, marketer and distributor of high-quality, award-winning children’s products, today announced the expiration of its agreement to acquire the assets of The Bead Shop, an award winning developer and manufacturer of arts and crafts, accessories, dolls and back to school products for the young girls market, ages 6 to 12.

The agreement called for Small World Kids to pay The Bead Shop $15 million in cash and issue restricted shares of Small World Kids common stock in the amount of $5 million, plus contingent earnouts based on the EBITDA attainment in 2005 and 2006. The difficulty of public capital market funding at year end was sited as the reason the acquisition could not be completed.

“The public capital markets were difficult in December and January to raise $25 million,” said Small World Kids CEO Debra Fine. “Both Small World Toys and The Bead Shop are planning on banner years and still plan to work to help each other to be even more successful together than on our own. Neither of us has the door closed on a future relationship.”

The Bead Shop’s partner Mark Miller added, “It is unfortunate that the deal could not be consummated. The two companies together would have been quite dynamic and exciting. We have a high regard for Small World Kids and Debra’s vision for being a collection of wonderful brands for a wide age range of kids.” He noted that The Bead Shop, which is in the process of changing its name to Fashion Angels Enterprises, expects to double its sales in 2006 to more than $30 million.

Fine said, “I think that the creativity and quality of product coming from Fashion Angels is outstanding and I believe that the two companies are completely complementary.”

About Small World Kids
Small World Kids Inc., through its wholly owned subsidiary Small World Toys, develops, manufactures, markets and distributes high-quality specialty toys and educational products for children. Its sales categories include infant, preschool, early learning, imaginative and active play, represented by award-winning brand names Ryan’s Room®, Gertie Ball®, IQ Baby®, and Neurosmith®. The company also holds rights in the U.S. for specialty channel distribution for brands such as Little Tikes® and Tolo®. Small World Toys’ products are sold in over 3,000 locations — including educational channels, retail chains, Internet sites, catalogues and specialty stores. For more information, please visit www.smallworldtoys.com or call 310-645-9680.

Forward Looking Statement
This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.